                               EXHIBIT (8)(b)(3)

                   AMENDMENT TO WRL PARTICIPATION AGREEMENT

                              AMENDMENT NO. 17 TO
                         PARTICIPATION AGREEMENT AMONG
                            WRL SERIES FUND, INC.,
                     TRANSAMERICA LIFE INSURANCE COMPANY,
                      AUSA LIFE INSURANCE COMPANY, INC.,
                  PEOPLES BENEFIT LIFE INSURANCE COMPANY AND
                TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

        Amendment No. 17 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica Occidental Life Insurance Company ("TOLIC") dated July 1, 1992, as amended ("Participation Agreement").

        WHEREAS, Transamerica Life Insurance and Annuity Company ("TALIAC"), an affiliate of Transamerica, TOLIC, Peoples and AUSA Life, has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Policies") under the Securities Act of 1933; and

        WHEREAS, TALIAC has, by resolution of its Board of Directors, established the Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8, a separate account for purpose of selling variable annuity contracts; AUSA Life has established the AUSA Series Annuity Account, a separate account for purpose of selling variable annuity contracts; and TOLIC has established the Transamerica Occidental Life Separate Account VUL-5, a separate account for purpose of selling variable life insurance policies. Such variable annuity contracts and variable life insurance policies will be funded by the AEGON/Transamerica Series Fund, Inc.; and

        WHEREAS, TALIAC will offer the TransMark Optimum Choice Variable Annuity Contract through the Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8; AUSA Life will offer the AUSA Premier Variable Annuity Contract through the AUSA Series Annuity Account; AUSA Life will offer the AUSA Financial Elite Builder and AUSA Freedom Wealth Protector through the AUSA Series Life Account; and TOLIC will offer the TransUltra Life Variable Universal Life Insurance Policy through the Transamerica Occidental Life Separate Account VUL-5; and

        WHEREAS, to the extent permitted by applicable insurance law and regulation, TALIAC, AUSA Life and TOLIC intend to purchase shares in one or more of the portfolios of the Fund to fund their respective contract or policy on behalf of each Account, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 17, and as Schedule A may be amended from time to time; and

        WHEREAS, the Fund's Board of Directors, at a meeting held on March 26, 2001, approved resolutions for the following changes to go into effect May 1, 2001: a name change for the Fund to AEGON/Transamerica Series Fund, Inc.; the deletion of the "WRL" in front of each portfolio's name; a name change for the WRL VKAM Emerging Growth portfolio to Van Kampen Emerging Growth; and a change in name and sub-adviser for the WRL Goldman Sachs Small Cap portfolio to Munder Net50 to be sub-advised by Munder Capital Management; and

        WHEREAS, PFL's (now Transamerica) Board of Directors approved resolutions to change the Company's name to Transamerica Life Insurance Company effective March 1, 2001; and

        WHEREAS, each of the current parties is desirous of adding TALIAC as a party, subject to the same terms and conditions, of the Agreement.

        NOW, THEREFORE, IT IS HEREBY AGREED that TOLIC, through its separate account, Transamerica Occidental Life Separate Account VUL-5; AUSA Life through its separate account, AUSA Series Annuity Account; AUSA Life through its separate account, AUSA Series Life Account; and TALIAC, through its Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8, will purchase and redeem shares issued by AEGON/Transamerica Series Fund, Inc., subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Transamerica Occidental Life Separate Account VUL-5 as an additional "Account;" to add the AUSA Series Annuity Account as an additional "Account;" and to add the Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8 as an additional "Account;" to add TransMark Optimum Choice Variable Annuity contract issued by TALIAC; to add AUSA Premier Variable Annuity contract issued by AUSA Life; to add AUSA Financial Elite Builder life insurance policy issued by AUSA Life; to add AUSA Freedom Wealth Protector life insurance policy issued by AUSA Life; and to add TransUltra Life Variable Universal Life policy issued by TOLIC to the list of "Policies," and to add the American Century International Portfolio, the American Century Income & Growth Portfolio, and the Munder Net50 Portfolio to the list of "Portfolios" of the AEGON Transamerica Series Fund, Inc.

        IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2001.

TRANSAMERICA LIFE INSURANCE                  AEGON/TRANSAMERICA SERIES
COMPANY                                      FUND, INC.
By its authorized officer                    By its authorized officer


By:     /s/ Larry N. Norman                  By:    /s/ John K. Carter
   ---------------------------------            --------------------------
    Larry N. Norman                             John K. Carter
    Title: President                            Title: Vice President, Secretary
                                                       and Counsel

AUSA LIFE INSURANCE                          PEOPLES BENEFIT LIFE
COMPANY, INC.                                INSURANCE COMPANY
By its authorized officer                    By its authorized officer


By:     /s/ William L. Busler                By:    /s/ Larry N. Norman
   ---------------------------------            --------------------------
    William L. Busler                           Larry N. Norman
    Title: Vice President                       Title: Executive Vice President

TRANSAMERICA OCCIDENTAL  LIFE
INSURANCE COMPANY
By its authorized officer


By:     /s/ Priscilla I. Hechler
   ---------------------------------
    Priscilla I. Hechler
    Title: Assistant Vice President and
           Assistant Secretary

                              AMENDED SCHEDULE A
                             Effective May 1, 2001
                   Account(s), Policy(ies) and Portfolio(s)
                    Subject to the Participation Agreement

Accounts:      Separate Account VA B
               Separate Account VA BNY
               Mutual Fund Account
               Separate Account VA A
               Separate Account VA C
               Separate Account VA D
               Retirement Builder Variable Annuity Account
               AUSA Life Insurance Company, Inc. Separate Account C
               Peoples Benefit Life Insurance Company Separate Account V
               Legacy Builder Variable Life Separate Account
               AUSA Series Life Account
               AUSA Series Annuity Account
               Transamerica Occidental Life Separate Account VUL-3
               Separate Account VA E
               Separate Account VA F
               Transamerica Occidental Life Separate Account VUL-4
               Transamerica Occidental Life Separate Account VUL-5
               Transamerica Life Insurance and Annuity Company on behalf
                     of its Separate Account VA-8

Policies:      Transamerica Landmark Variable Annuity
               Transamerica Landmark ML Variable Annuity
               AUSA Landmark Variable Annuity
               The Atlas Portfolio Builder Variable Annuity
               Transamerica EXTRA Variable Annuity
               Transamerica Access Variable Annuity
               Retirement Income Builder II Variable Annuity
               AUSA & Peoples - Advisor's Edge Variable Annuity
               Peoples - Advisor's Edge Select Variable Annuity
               Legacy Builder Plus
               AUSA Financial Freedom Builder
               Transamerica Elite
               Privilege Select Variable Annuity
               Estate Enhancer Variable Life
               TransSurvivor Life Variable Universal Life
               TransMark Optimum Choice Variable Annuity
               TransUltra Life Variable Universal Life
               AUSA Financial Elite Builder
               AUSA Premier Variable Annuity
               AUSA Freedom Wealth Protector

Portfolios:    AEGON/Transamerica Series Fund, Inc.
                      Janus Growth
                      AEGON Bond
                      J.P. Morgan Money Market
                      Janus Global
                      LKCM Strategic Total Return
                      Van Kampen Emerging Growth
                      Alger Aggressive Growth
                      AEGON Balanced
                      Federated Growth & Income
                      C.A.S.E. Growth
                      NWQ Value Equity
                      GE International Equity
                      GE U.S. Equity
                      J.P. Morgan Real Estate Securities
                      T. Rowe Price Dividend Growth
                      T. Rowe Price Small Cap
                      Goldman Sachs Growth
                      Pilgrim Baxter Mid Cap Growth
                      Salomon All Cap
                      Dreyfus Mid Cap
                      Third Avenue Value
                      Dean Asset Allocation
                      Great Companies - America (SM)
                      Great Companies - Technology (SM)
                      Value Line Aggressive Growth
                      Gabelli Global Growth
                      Great Companies - Global/2/
                      LKCM Capital Growth
                      American Century International
                      American Century Income & Growth
                      Munder Net50